Exhibit 99.2

Second Quarter 2012

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2011 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to compete for limited investment opportunities; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Supplemental Financial Data	2 | Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues
Rental	$77,081	$70,499	$152,736	$139,592
Other property revenues	4,873	4,698	9,272	8,920
Other	206	227	428	443

Total revenues	82,160	75,424	162,436	148,955

Expenses
Property operating and maintenance (exclusive of items shown separately below)	35,231	33,206	69,868	65,823
Depreciation	19,497	18,808	38,838	37,560
General and administrative	3,883	4,246	8,168	8,362
Investment and development (1)	322	296	802	774
Other investment costs (1)	306	455	612	949

Total expenses	59,239	57,011	118,288	113,468

Operating income	22,921	18,413	44,148	35,487
Interest income	288	516	339	608
Interest expense	(11,103)	(14,437)	(22,748)	(28,912)
Amortization of deferred financing costs	(698)	(721)	(1,359)	(1,368)
Net gains on condominium sales activities (2)	8,530	5,432	15,434	6,176
Equity in income of unconsolidated real estate entities, net (3)	495	346	6,941	555
Other income, net	737	285	581	301
Net loss on extinguishment of indebtedness (4)	—	—	(301)	—

Net income	21,170	9,834	43,035	12,847
Noncontrolling interests - consolidated real estate entities	(35)	(58)	(41)	(47)
Noncontrolling interests - Operating Partnership	(56)	(30)	(115)	(29)

Net income available to the Company	21,079	9,746	42,879	12,771
Dividends to preferred shareholders	(922)	(922)	(1,844)	(2,611)
Preferred stock redemption costs	—	—	—	(1,757)

Net income available to common shareholders	$20,157	$8,824	$41,035	$8,403

Per common share data - Basic (5)
Net income available to common shareholders	$0.37	$0.18	$0.77	$0.17

Weighted average common shares outstanding - basic	53,773	49,875	53,430	49,460

Per common share data - Diluted (5)
Net income available to common shareholders	$0.37	$0.17	$0.76	$0.17

Weighted average common shares outstanding - diluted	54,096	50,266	53,799	49,854

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	3 | Page

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended June 30,		Six months ended June 30,
Funds From Operations	2012	2011	2012	2011
Net income available to common shareholders	$20,157	$8,824	$41,035	$8,403
Noncontrolling interests - Operating Partnership	56	30	115	29
Depreciation on consolidated real estate assets, net (6)	19,156	18,461	38,159	36,864
Depreciation on real estate assets held in unconsolidated entities	285	362	623	722
Gains on sales of depreciable real estate assets - unconsolidated entities	—	—	(6,055)	—

Funds from operations available to common shareholders and unitholders (A)	$39,654	$27,677	$73,877	$46,018

Funds from operations available to common shareholders and unitholders - core operations (B)	$31,124	$22,245	$58,443	$39,842
Funds from operations available to common shareholders and unitholders - condominiums	8,530	5,432	15,434	6,176

Funds from operations available to common shareholders and unitholders (A)	$39,654	$27,677	$73,877	$46,018

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$39,654	$27,677	$73,877	$46,018
Annually recurring capital expenditures	(4,538)	(4,393)	(7,480)	(6,521)
Periodically recurring capital expenditures	(2,146)	(2,275)	(3,523)	(3,568)
Non-cash straight-line adjustment for ground lease expenses	118	128	246	256
Net loss on early extinguishment of indebtedness	—	—	301	—
Preferred stock redemption costs	—	—	—	1,757

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$33,088	$21,137	$63,421	$37,942

Adjusted funds from operations available to common shareholders and unitholders - core operations (7) (D)	$24,558	$15,705	$47,987	$31,766
Adjusted funds from operations available to common shareholders and unitholders - condominiums (7)	8,530	5,432	15,434	6,176

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$33,088	$21,137	$63,421	$37,942

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.73	$0.55	$1.37	$0.92
Funds from operations per share or unit - core operations (B÷E)	$0.57	$0.44	$1.08	$0.79
Adjusted funds from operations per share or unit, as defined (7) (C÷E)	$0.61	$0.42	$1.17	$0.76
Adjusted funds from operations per share or unit - core operations (7) (D÷E)	$0.45	$0.31	$0.89	$0.63
Dividends declared	$0.25	$0.20	$0.47	$0.40
Weighted average shares outstanding (8)	54,225	50,435	53,923	50,015
Weighted average shares and units outstanding (8) (E)	54,376	50,604	54,074	50,185

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

Supplemental Financial Data	4 | Page

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Real estate assets
Land	$302,392	$299,720
Building and improvements	2,138,643	2,085,929
Furniture, fixtures and equipment	259,542	251,663
Construction in progress	112,466	94,981
Land held for future development	51,088	55,396

	2,864,131	2,787,689
Less: accumulated depreciation	(805,129)	(767,017)
For-sale condominiums	40,353	54,845

Total real estate assets	2,099,355	2,075,517
Investments in and advances to unconsolidated real estate entities	5,593	7,344
Cash and cash equivalents	51,628	13,084
Restricted cash	6,335	5,126
Deferred financing costs, net	9,982	6,381
Other assets	31,952	31,612

Total assets	$2,204,845	$2,139,064

Liabilities and equity
Indebtedness	$967,582	$970,443
Accounts payable, accrued expenses and other	90,105	72,102
Investments in unconsolidated real estate entities	16,125	15,945
Dividends and distributions payable	13,563	11,692
Accrued interest payable	5,289	5,185
Security deposits and prepaid rents	10,292	9,334

Total liabilities	1,102,956	1,084,701

Redeemable common units	7,016	6,840

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,109 and 53,002 shares issued and 54,109 and 52,988 shares outstanding at June 30, 2012 and December 31, 2011, respectively	541	530
Additional paid-in-capital	1,092,014	1,053,612
Accumulated earnings	15,349	—
Accumulated other comprehensive income (loss)	(9,879)	(2,633)

	1,098,034	1,051,518
Less common stock in treasury, at cost, 93 and 113 shares at June 30, 2012 and December 31, 2011, respectively	(3,089)	(4,000)

Total Company shareholders’ equity	1,094,945	1,047,518
Noncontrolling interests - consolidated property partnerships	(72)	5

Total equity	1,094,873	1,047,523

Total liabilities and equity	$2,204,845	$2,139,064

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	5 | Page

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)	A summary of revenues and costs and expenses of condominium activities for the three and six months ended June 30, 2012 and 2011 is as follows:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Condominium revenues	$22,945	$19,090	$40,526	$32,765
Condominium costs and expenses	(14,415)	(13,658)	(25,704)	(26,589)

Gains on sales of condominiums, before income taxes	8,530	5,432	14,822	6,176
Income tax benefit	—	—	612	—

Net gains on sales of condominiums	$8,530	$5,432	$15,434	$6,176

3)

Equity in earnings of unconsolidated entities for the six months ended June 30, 2012 includes the Company’s $6,055 share of the gain on the sale of Post Biltmore™, previously owned by a 35% owned unconsolidated entity.

4)

The net loss on early extinguishment of indebtedness of $301 for the six months ended June 30, 2012 represents the write-off of a portion of the Company’s unamortized deferred loan costs associated with the refinancing of the Company’s lines of credit.

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of June 30, 2012, there were 54,252 units of the Operating Partnership outstanding, of which 54,109, or 99.7%, were owned by the Company.

6)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $366 and $336 for the three months and $445 and $486 for the six months ended June 30, 2012 and 2011, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 323 and 391 for the three months and 369 and 394 for the six months ended June 30, 2012 and 2011, respectively. Additionally, diluted weighted average shares and units included the impact of non-vested shares and units totaling 130 and 169 for the three months and 124 and 161 for the six months ended June 30, 2012 and 2011, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

Supplemental Financial Data	6 | Page

SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 50 communities containing 18,114 apartment units which were fully stabilized as of January 1, 2011, are summarized in the table below.

	Three months ended			Six months ended
	June 30,			June 30,
	2012	2011	% Change	2012	2011	% Change
Revenues:
Rental and other revenue	$72,868	$67,516	7.9%	$143,972	$133,368	8.0%
Utility reimbursements	2,261	2,187	3.4%	4,477	4,353	2.8%

Total rental and other revenues	$75,129	$69,703	7.8%	$148,449	$137,721	7.8%

Property operating and maintenance expenses:
Personnel expenses	6,611	6,526	1.3%	13,429	13,266	1.2%
Utility expense	4,039	3,986	1.3%	7,907	8,252	(4.2)%
Real estate taxes and fees	10,603	9,270	14.4%	20,991	18,506	13.4%
Insurance expenses	1,026	920	11.5%	2,145	1,981	8.3%
Building and grounds repairs and maintenance (1)	4,473	4,777	(6.4)%	8,471	8,552	(0.9)%
Ground lease expense (2)	227	301	(24.6)%	460	600	(23.3)%
Other expenses	1,948	2,073	(6.0)%	3,778	4,088	(7.6)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	28,927	27,853	3.9%	57,181	55,245	3.5%

Same store net operating income	$46,202	$41,850	10.4%	$91,268	$82,476	10.7%

Same store net operating income margin	61.5%	60.0%	1.5%	61.5%	59.9%	1.6%

Capital expenditures (3)
Annually recurring:
Carpet	$886	$779	13.7%	$1,582	$1,423	11.2%
Other	3,286	3,522	(6.7)%	5,395	4,907	9.9%

Total annually recurring	4,172	4,301	(3.0)%	6,977	6,330	10.2%
Periodically recurring (3)	1,896	1,992	(4.8)%	2,427	2,909	(16.6)%

Total capital expenditures (A)	$6,068	$6,293	(3.6)%	$9,404	$9,239	1.8%

Total capital expenditures per unit
(A ÷ 18,114 units)	$335	$347	(3.5)%	$519	$510	1.8%

Average monthly rental rate per unit (4)	$1,341	$1,259	6.5%	$1,330	$1,251	6.3%

Gross turnover (5)	62.4%	63.2%	(0.8)%	55.6%	55.0%	0.6%

Net turnover (6)	56.0%	56.7%	(0.7)%	49.4%	49.0%	0.4%

Percentage rent increase - new leases (7)	7.2%	6.6%	0.6%	6.5%	6.3%	0.2%

Percentage rent increase - renewed leases (7)	6.5%	5.8%	0.7%	6.7%	5.2%	1.5%

1)

Building and grounds repairs and maintenance includes $292 and $328 for the three months and $437 and $328 for the six months ended June 30, 2012 and 2011, respectively, related to exterior painting of communities.

2)	Ground lease expense reflects the cessation of ground lease expenses at the Company’s Post Renaissance® community, effective July 1, 2011.

3)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP. Periodically recurring capital expenditures includes $143 and $185 for the three months and $267 and $273 for the six months ended June 30, 2012 and 2011, respectively, related to the Company’s “resident design center” program.

4)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

5)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).

6)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.

7)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

Supplemental Financial Data	7 | Page

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Second Quarter and Year to Date 2012 to Second Quarter and Year to Date 2011

(Increase (decrease) between periods)

	Three months ended				Six months ended
	June 30, 2012				June 30, 2012
				Average				Average
				Economic				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	7.4%	2.4%	10.9%	0.0%	7.6%	1.2%	12.3%	0.3%
Washington, D.C.	5.9%	0.5%	8.4%	1.8%	6.3%	3.5%	7.5%	1.8%
Dallas	9.0%	4.5%	12.6%	1.7%	8.3%	3.9%	12.0%	1.2%
Tampa	7.2%	5.2%	8.4%	0.0%	7.3%	6.2%	7.9%	(0.3)%
Charlotte	9.1%	0.2%	14.9%	0.8%	9.2%	0.7%	14.5%	0.9%
New York	4.2%	5.7%	3.1%	1.3%	4.9%	7.2%	3.0%	2.2%
Houston	11.3%	15.0%	8.7%	2.4%	10.4%	2.2%	16.7%	1.6%
Orlando	8.0%	(0.1)%	13.3%	1.1%	7.7%	1.0%	12.0%	0.8%
Austin	13.6%	13.4%	13.8%	1.3%	13.7%	13.7%	13.8%	1.4%

Total	7.8%	3.9%	10.4%	1.0%	7.8%	3.5%	10.7%	1.0%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

	Apartment Units	% of NOI Three months ended June 30, 2012					Physical Occupancy at June 30, 2012 (2)	Average Rental Rate Per Unit Three Months Ended June 30, 2012 (3)
			Average Economic		Average Economic
			Occupancy (1)		Occupancy (1)
			Three months ended		Six months ended
			June 30,		June 30,
Market			2012	2011	2012	2011
Atlanta	5,407	26.5%	96.1%	96.1%	96.3%	96.0%	96.2%	$1,187
Washington, D.C.	2,301	19.8%	95.7%	93.9%	95.2%	93.4%	95.9%	1,859
Dallas	4,559	19.6%	95.7%	94.0%	95.1%	93.9%	96.7%	1,121
Tampa	2,111	11.6%	96.3%	96.3%	96.7%	97.0%	95.6%	1,321
Charlotte	1,388	6.7%	96.5%	95.7%	96.1%	95.2%	96.4%	1,129
New York	337	4.5%	96.1%	94.8%	95.9%	93.7%	97.3%	3,777
Houston	837	4.2%	97.4%	95.0%	97.0%	95.4%	96.7%	1,292
Orlando	598	3.7%	97.3%	96.2%	97.5%	96.7%	96.2%	1,447
Austin	576	3.4%	96.7%	95.4%	96.4%	95.0%	96.9%	1,572

Total	18,114	100.0%	96.1%	95.1%	96.0%	95.0%	96.3%	$1,341

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.4% and 93.9% for the three months and 95.2% and 93.7% for the six months ended June 30, 2012 and 2011, respectively. For the three months ended June 30, 2012 and 2011, net concessions were $299 and $633, respectively, and employee discounts were $215 and $200, respectively. For the six months ended June 30, 2012 and 2011, net concessions were $634 and $1,430, respectively, and employee discounts were $424 and $399, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

Supplemental Financial Data	8 | Page

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results – Comparison of Second Quarter of 2012 to First Quarter of 2012

	Three months ended
	June 30,	March 31,
	2012	2012	% Change
Rental and other revenue	$72,868	$71,104	2.5%
Utility reimbursements	2,261	2,216	2.0%

Total rental and other revenues	$75,129	$73,320	2.5%

Personnel expenses	6,611	6,818	(3.0)%
Utility expense	4,039	3,868	4.4%
Real estate taxes and fees	10,603	10,388	2.1%
Insurance expenses	1,026	1,120	(8.4)%
Building and grounds repairs and maintenance (1)	4,473	4,000	11.8%
Ground lease expense	227	234	(3.0)%
Other expenses	1,948	1,826	6.7%

Total property operating and maintenance expenses (excluding depreciation and amortization)	28,927	28,254	2.4%

Same store net operating income (2)	$46,202	$45,066	2.5%

Average economic occupancy	96.1%	95.8%	0.3%

Average monthly rental rate per unit	$1,341	$1,320	1.6%

1)	Building and grounds repairs and maintenance includes $292 and $145 for the three months ended June 30, 2012 and March 31, 2012, respectively, related to exterior painting of communities.

2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Second Quarter of 2012 to First Quarter of 2012

(Increase (decrease) between periods)

				Average Economic Occupancy

Market	Revenues (1)	Expenses (1)	NOI (1)
Atlanta	1.8%	3.5%	0.6%	(0.5)%
Washington, D.C.	2.0%	(1.9)%	3.8%	0.9%
Dallas	3.9%	2.0%	5.5%	1.2%
Tampa	1.4%	2.7%	0.6%	(0.7)%
Charlotte	3.9%	7.5%	2.0%	0.7%
New York	1.8%	(4.7)%	7.6%	0.4%
Houston	3.5%	19.4%	(5.9)%	0.7%
Orlando	1.8%	(0.2)%	3.1%	(0.3)%
Austin	2.9%	(0.8)%	5.9%	0.7%

Total	2.5%	2.4%	2.5%	0.3%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Supplemental Financial Data	9 | Page

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at June 30, 2012 - Consolidated

Type of Indebtedness	Balance	Percentage of Total Debt	Weighted Average Rate (1) June 30,

			2012	2011
Unsecured fixed rate senior notes	$280,091	28.9%	5.5%	5.5%
Unsecured bank term loan	230,000	23.8%	3.5%	—
Secured fixed rate notes	457,491	47.3%	5.6%	5.7%

	$967,582	100.0%	5.0%	5.6%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2)

Total fixed rate debt	$967,582	100.0%	4.7
Total variable rate debt - unhedged	—	—	—

Total debt	$967,582	100.0%	4.7

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2012	$2,242		5.8%	$—	$—	—
2013	186,606		6.1%	—	—	—
2014	3,961		5.9%	—	—	—
2015	124,205	(9)	4.9%	—	—	—
2016	4,419	(3)	5.9%	—	—	—
Thereafter	646,149		4.8%	177,723	49,531	5.0%

	$967,582		5.0%	$177,723	$49,531	5.0%

Debt Statistics

	Six months ended June 30,
	2012	2011
Interest coverage ratio (4)(5)	3.7x	2.6x
Interest coverage ratio (including capitalized interest) (4)(5)	3.3x	2.5x
Fixed charge coverage ratio (4)(6)	3.4x	2.4x
Fixed charge coverage ratio (including capitalized interest) (4)(6)	3.1x	2.3x
Total debt to annualized income available for debt service ratio (7)	5.7x	6.9x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	34.2%	38.5%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	35.7%	40.0%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at June 30, 2011 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of June 30, 2012, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

3)	Includes $0 outstanding on unsecured revolving lines of credit maturing in 2016.

4)	Calculated for the six months ended June 30, 2012 and 2011.

5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 28.

6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

7)	A computation of this ratio is included in Table 7 on page 28.

8)	A computation of this debt ratio is included in Table 6 on page 27.

9)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.

Supplemental Financial Data	10 | Page

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of June 30, 2012
Consolidated Debt to Total Assets cannot exceed 60%	32%
Secured Debt to Total Assets cannot exceed 40%	15%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.7x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	3.7x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of June 30, 2012
Consolidated debt, per balance sheet (A)	$967,582

Total assets, as defined (B) (Table A)	$2,992,123

Computed ratio (A÷B)	32%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets
Total secured debt (C)	$457,491

Computed ratio (C÷B)	15%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt
Consolidated debt, per balance sheet (A)	$967,582
Total secured debt (C)	(457,491)

Total unsecured debt (D)	$510,091

Total unencumbered assets, as defined (E) (Table A)	$2,379,204

Computed ratio (E÷D)	4.7x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)
Consolidated Income Available for Debt Service, as defined (F) (Table B)	$178,326

Annual Debt Service Charge, as defined (G) (Table B)	$48,208

Computed ratio (F÷G)	3.7x

Required minimum ratio	1.5x

Supplemental Financial Data	11 | Page

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of June 30, 2012
Total real estate assets	$2,099,355
Add:
Investments in and advances to unconsolidated real estate entities	5,593
Accumulated depreciation	805,129
Other tangible assets	82,046

Total assets for public debt covenant computations	2,992,123
Less:
Encumbered real estate assets	(607,326)
Investments in and advances to unconsolidated real estate entities	(5,593)

Total unencumbered assets for public debt covenant computations	$2,379,204

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge – Annualized (1)

Consolidated income available for debt service	Six months ended June 30, 2012
Net income	$43,035
Add:
Depreciation	38,838
Depreciation (company share) of assets held in unconsolidated entities	623
Amortization of deferred financing costs	1,359
Interest expense	22,748
Interest expense (company share) of assets held in unconsolidated entities	1,356
Income tax expense, net	304
Other non-cash (income) expense, net	2,088
Net loss on early extinguishment of indebtedness	301
Less:
Gain on sale of real estate assets - unconsolidated entity, net	(6,055)
Gains on sales of real estate assets, net	(15,434)

Consolidated income available for debt service	$89,163

Consolidated income available for debt service (annualized)	$178,326

Annual debt service charge
Consolidated interest expense	$22,748
Interest expense (company share) of assets held in unconsolidated entities	1,356

Debt service charge	$24,104

Debt service charge (annualized)	$48,208

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2012 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Supplemental Financial Data	12 | Page

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT,

LAND HELD FOR FUTURE INVESTMENT AND ACQUISITION/DISPOSITION ACTIVITY

(In millions, except units, square footage and acreage) – (Unaudited)

Communities Under Development

Community	Location	Number of Units	Retail Sq. Ft. (1)	Estimated Total Cost (2)	Costs Incurred as of 06/30/2012	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (3)	Percent Leased (4)
Post Carlyle Square™ - Phase II	Wash. DC	344	—	$89.0	$77.7	2Q 2012	4Q 2013	20.0%
Post South Lamar™	Austin, TX	298	8,555	41.7	27.4	3Q 2012	4Q 2013	N/A
Post Midtown Square® - Phase III	Houston, TX	124	10,864	21.8	14.2	3Q 2012	4Q 2013	N/A
Post Lake® at Baldwin Park - Phase III	Orlando, FL	410	—	58.6	17.9	1Q 2013	3Q 2014	N/A
Post Parkside™ at Wade - Phase I	Raleigh, NC	392	18,148	55.0	17.4	1Q 2013	3Q 2014	N/A
Post Richmond Avenue™	Houston, TX	242	—	34.3	7.8	3Q 2013	4Q 2014	N/A

Total		1,810	37,567	$300.4	$162.4

1)	Square footage amounts are approximate. Actual square footage may vary.

2)	To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions.

3)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

4)	Represents unit status as of July 27, 2012.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At June 30, 2012 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$6,652	2.5
Centennial Park	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,775	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade	Raleigh, NC	10,132	26.6
Soho Square	Tampa, FL	5,168	4.1

Total Land Held for Future Investment		$51,088	54.3

Acquisition/Disposition Activity

Property Name	Location	Quarter Acquired / Disposed	Units	Retail Sq. Ft.	Year Completed	Gross Price (in thousands)	Cap Rate	Company’s Ownership %
Acquisitions
Post Katy Trail™	Dallas, TX	Q4 2011	227	9,080	2010	$ 48,500	5.0%(1)	100%
Post South End™	Charlotte, NC	Q3 2012	360	7,612	2009	$ 74,000	5.0%(1)	100%
Dispositions
Post Biltmore™	Atlanta, GA	Q1 2012	276	—	2002	$ 51,075	4.8%(2)	35%

1)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also assumes the Company will initially spend approximately $0.5 million relating to closing costs and other amounts it plans to spend to improve the community.

2)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).

Supplemental Financial Data	13 | Page

SUMMARY OF CONDOMINIUM PROJECTS

(In thousands, except unit and square foot data) - (Unaudited)

	The Ritz-Carlton		Four Seasons
	Residences,		Private Residences,
	Atlanta Buckhead		Austin

Project Data
Location	Atlanta, GA		Austin, TX
Residential square footage	245,539		292,741
Average unit square footage (1)	1,903		1,978
Quarter of first units available	3Q10		2Q10

Units as of 7/27/12 (2)
Closed	55		109
Under contract	18		6
Available for sale	56		33

Total	129		148

		Per Sq. Ft.		Per Sq. Ft.
Quarterly Data
Balance Sheet/Cost Data as of 6/30/12
Condominium book value	$13,397		$26,956
Condominium estimated cost to complete	$2,239		$1,283
Estimated book value at completion	$15,636	$112	$28,239	$300
Projected total cost (before impairment losses)	$112,700	$459	$138,500	$473

Units Closed as of 6/30/12
Quarter	13		13
Year to date	23		22
Project to date	52		108

Square Footage of Units Closed as of 6/30/12 (1)
Quarter	26,860		20,716
Year to date	47,679		35,303
Project to date	106,161		198,576

Gross Revenue as of 6/30/12
Quarter	$10,324	$384	$12,621	$609
Year to date	$18,593	$390	$21,933	$621
Project to date	$42,303	$398	$122,414	$616

Cash flow from sales as of 6/30/12 (3)
Quarter	$6,889	$256	$10,349	$500
Year to date	$12,249	$257	$17,804	$504
Project to date	$25,417	$239	$97,689	$492

1)	Average square footage information is based on approximate amounts, and individual unit sizes may vary.

2)

Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in these and other condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

3)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

Supplemental Financial Data	14 | Page

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and six months ended June 30, 2012 and 2011 is provided below.

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
New community development and acquisition activity (1)	$43,135	$20,652	$74,366	$34,539
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	599	585	1,310	723
Other community additions and improvements (3)	2,146	2,275	3,523	3,568
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	4,538	4,393	7,480	6,521
Corporate additions and improvements	366	336	445	486

	$50,784	$28,241	$87,124	$45,837

Other Data
Capitalized interest	$1,679	$574	$3,000	$1,006

Capitalized development and associated costs (5)	$913	$627	$1,719	$1,096

1)

Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years. There was no acquisition activity for the three or six months ended June 30, 2012 or 2011.

2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.

3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Supplemental Financial Data	15 | Page

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of						Three months ended			Six months ended
	June 30, 2012						June 30, 2012			June 30, 2012
	Gross				Company’s			Company’s	Mgmt.		Company’s	Mgmt.
Joint Venture Property	Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Equity Investment		Entity NOI	Equity in Income (Loss)	Fees & Other	Entity NOI	Equity in Income (Loss)	Fees & Other
Post Collier Hills® (1)	$55,030	$39,565	(2)	$9,390	$(4,624	) (1)	$699	$2		$1,389	$1
Post Crest® (1)	64,397	46,158	(2)	10,850	(6,994	) (1)	769	(7)		1,510	(21)
Post Lindbergh® (1)	60,720	41,000	(3)	13,986	(4,507	) (1)	745	—		1,458	(9)
Post Biltmore™ (7)	—	—		1,677	737		—	—		—	6,034
Post Massachusetts Avenue™	70,564	51,000	(4)	5,613	4,856		1,885	500		3,691	936

Total	$250,711	$177,723		$41,516	$(10,532)		$4,098	$495	$203 (5)	$8,048	$6,941	$415 (5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.

3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.

4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.

5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.

6)	Represents GAAP basis net book value plus accumulated depreciation.

7)

The unconsolidated entity that owned this apartment community sold it to a third party for gross proceeds of approximately $51,075 in February 2012. The mortgage note of $29,272 was repaid in full upon the sale of the apartment community, and the cash proceeds were distributed to its members. The Company recognized its share of the gain on the sale of this community of $6,055 in its equity in earnings of unconsolidated entities on the consolidated statement of operations for the six months ended June 30, 2012. Entity NOI through the date of sale was excluded from the above table since amounts are reported as discontinued operations at the unconsolidated entity level.

Supplemental Financial Data	16 | Page

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended June 30, 2012	Adjustments		As Adjusted (3)
Rental revenues	$77,081	$(570	) (2)	$76,511
Other property revenues	4,873	24	(2)	4,897

Total rental and other revenues (A)	81,954	(546)		81,408
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	35,231	(4,197	) (2)	31,034

Property net operating income (Table 1) (A-B)	$46,723	$3,651		$50,374

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,442)
Assumed property capital expenditure reserve ($300 per unit per year based on 18,691 units)				(1,402)

Adjusted property net operating income				$46,530

Annualized property net operating income (C)				$186,120

Apartment units represented (D)	21,622	(2,931	) (2)	18,691

Other Asset Data	As of June 30, 2012	Adjustments		As Adjusted
Cash & equivalents	$51,628	$—		$51,628
Real estate assets under construction, at cost (4)	112,466	49,920		162,386
Land held for future investment	51,088	—		51,088
For-sale condominiums	40,353	—		40,353
Investments in and advances to unconsolidated real estate entities (5)	5,593	(5,593	) (5)	—
Restricted cash and other assets	38,287	—		38,287
Cash & other assets of unconsolidated apartment entities (6)	7,117	(5,013	) (6)	2,104

Total (E)	$306,532	$39,314		$345,846

Other Liability Data
Indebtedness (7)	$967,582	$(10,976	) (7)	$956,606
Investments in unconsolidated real estate entities (5)	16,125	(16,125	) (5)	—
Other liabilities (including noncontrolling interests) (8)	119,249	(7,531	) (8)	111,718
Total liabilities of unconsolidated apartment entities (9)	181,023	(130,578	) (9)	50,445

Total (F)	$1,283,979	$(165,210)		$1,118,769

Other Data	As of June 30, 2012
	# Shares/Units	Stock Price		Implied Value
Liquidation value of preferred shares (G)				$43,392

Common shares outstanding	54,109
Common units outstanding	143

Total (H)	54,252	$48.95		$2,655,635

Implied market value of Company gross real estate assets (I) = (F+G+H-E)				$3,471,950

Implied Portfolio Capitalization Rate (C÷I)				5.4%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the quarter ended June 30, 2012, for properties stabilized as of April 1, 2012, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of April 1, 2012, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Supplemental Financial Data	17 | Page

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended June 30, 2012, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up	$(60)	$(17)	$(238)	(1,810)
Company share of unconsolidated entities	1,785	141	633	(1,077)
Minority share of consolidated real estate entity	(524)	(4)	(225)	(44)
Corporate property management expenses	—	—	(2,748)	—
Corporate apartments and other	(1,771)	(96)	(1,619)	—

	$(570)	$24	$(4,197)	(2,931)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended June 30, 2012:

	Rental and Other Revenues	Property Operating & Maintenance Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$21,327	$8,372	$12,955	25.7%	5,707
Washington DC	14,027	4,177	9,850	19.5%	2,395
Dallas	16,811	7,163	9,648	19.2%	4,786
Tampa	8,628	3,257	5,371	10.7%	2,111
Charlotte	4,845	1,742	3,103	6.2%	1,388
New York	3,140	1,382	1,758	3.5%	293
Houston	3,359	1,439	1,920	3.8%	837
Orlando	2,711	1,001	1,710	3.4%	598
Austin	2,770	1,193	1,577	3.1%	576
Commercial	3,790	1,308	2,482	4.9%	—

Total	$81,408	$31,034	$50,374	100.0%	18,691

Approximate commercial Sq. Ft.					700,000

4)	The “As Adjusted” amount represents the CIP balance per the Company’s balance sheet consisting of the following:

Post Carlyle Square™ - Phase II	$77,743
Post South Lamar™	27,386
Post Midtown Square® - Phase III	14,198
Post Parkside™ at Wade	17,412
Post Lake® at Baldwin Park - Phase III	17,854
Post Richmond Avenue™	7,793

$162,386

5)

The adjustment reflects a reduction for the investments in unconsolidated entities, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

6)

The “As of June 30, 2012” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of June 30, 2012” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $7,582, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

9)

The “As of June 30, 2012” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	18 | Page

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income (loss)” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	19 | Page

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics – The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

Supplemental Financial Data	20 | Page

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Six months ended
	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011
Total same store NOI	$46,202	$41,850	$45,066	$91,268	$82,476
Property NOI from other operating segments	521	141	351	872	213

Consolidated property NOI	46,723	41,991	45,417	92,140	82,689

Add (subtract):
Interest income	288	516	51	339	608
Other revenues	206	227	222	428	443
Depreciation	(19,497)	(18,808)	(19,341)	(38,838)	(37,560)
Interest expense	(11,103)	(14,437)	(11,645)	(22,748)	(28,912)
Amortization of deferred financing costs	(698)	(721)	(661)	(1,359)	(1,368)
General and administrative	(3,883)	(4,246)	(4,285)	(8,168)	(8,362)
Investment and development	(322)	(296)	(480)	(802)	(774)
Other investment costs	(306)	(455)	(306)	(612)	(949)
Gains on condominium sales activities, net	8,530	5,432	6,904	15,434	6,176
Equity in income of unconsolidated real estate entities, net	495	346	6,446	6,941	555
Other income (expense), net	737	285	(156)	581	301
Net loss on extinguishment of indebtedness	—	—	(301)	(301)	—

Net income	$21,170	$9,834	$21,865	$43,035	$12,847

Supplemental Financial Data	21 | Page

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q2 ‘12 vs. Q2 ‘11 % Change	Q2 ‘12 vs. Q1 ‘12 % Change	Q2 ‘12 % Same Store NOI
	June 30, 2012	June 30, 2011	March 31, 2012
Rental and other revenues
Atlanta	$20,320	$18,927	$19,970	7.4%	1.8%
Washington, D.C.	13,108	12,377	12,854	5.9%	2.0%
Dallas	15,720	14,420	15,123	9.0%	3.9%
Tampa	8,628	8,052	8,509	7.2%	1.4%
Charlotte	4,845	4,440	4,663	9.1%	3.9%
New York	3,668	3,520	3,602	4.2%	1.8%
Houston	3,359	3,018	3,245	11.3%	3.5%
Orlando	2,711	2,511	2,662	8.0%	1.8%
Austin	2,770	2,438	2,692	13.6%	2.9%

Total rental and other revenues	75,129	69,703	73,320	7.8%	2.5%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,087	7,896	7,816	2.4%	3.5%
Washington, D.C.	3,946	3,927	4,024	0.5%	(1.9)%
Dallas	6,655	6,369	6,527	4.5%	2.0%
Tampa	3,257	3,096	3,170	5.2%	2.7%
Charlotte	1,742	1,739	1,620	0.2%	7.5%
New York	1,607	1,521	1,686	5.7%	(4.7)%
Houston	1,439	1,251	1,205	15.0%	19.4%
Orlando	1,001	1,002	1,003	(0.1)%	(0.2)%
Austin	1,193	1,052	1,203	13.4%	(0.8)%

Total	28,927	27,853	28,254	3.9%	2.4%

Net operating income
Atlanta	12,233	11,031	12,154	10.9%	0.6%	26.5%
Washington, D.C.	9,162	8,450	8,830	8.4%	3.8%	19.8%
Dallas	9,065	8,051	8,596	12.6%	5.5%	19.6%
Tampa	5,371	4,956	5,339	8.4%	0.6%	11.6%
Charlotte	3,103	2,701	3,043	14.9%	2.0%	6.7%
New York	2,061	1,999	1,916	3.1%	7.6%	4.5%
Houston	1,920	1,767	2,040	8.7%	(5.9)%	4.2%
Orlando	1,710	1,509	1,659	13.3%	3.1%	3.7%
Austin	1,577	1,386	1,489	13.8%	5.9%	3.4%

Total same store NOI	$46,202	$41,850	$45,066	10.4%	2.5%	100.0%

Average rental rate per unit
Atlanta	$1,187	$1,108	$1,168	7.1%	1.6%
Washington, D.C.	1,859	1,804	1,843	3.0%	0.9%
Dallas	1,121	1,042	1,101	7.6%	1.8%
Tampa	1,321	1,227	1,297	7.7%	1.8%
Charlotte	1,129	1,039	1,105	8.7%	2.2%
New York	3,777	3,685	3,744	2.5%	0.9%
Houston	1,292	1,190	1,264	8.6%	2.2%
Orlando	1,447	1,355	1,424	6.8%	1.6%
Austin	1,572	1,449	1,548	8.5%	1.6%
Total average rental rate per unit	1,341	1,259	1,320	6.5%	1.6%

Supplemental Financial Data	22 | Page

Table 2(con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Six months ended
	June 30, 2012	June 30, 2011	% Change
Rental and other revenues
Atlanta	$40,291	$37,440	7.6%
Washington, D.C.	25,962	24,426	6.3%
Dallas	30,842	28,467	8.3%
Tampa	17,137	15,973	7.3%
Charlotte	9,508	8,707	9.2%
New York	7,270	6,933	4.9%
Houston	6,604	5,982	10.4%
Orlando	5,373	4,991	7.7%
Austin	5,462	4,802	13.7%

Total rental and other revenues	148,449	137,721	7.8%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	15,903	15,718	1.2%
Washington, D.C.	7,969	7,696	3.5%
Dallas	13,182	12,693	3.9%
Tampa	6,428	6,050	6.2%
Charlotte	3,363	3,338	0.7%
New York	3,293	3,071	7.2%
Houston	2,644	2,588	2.2%
Orlando	2,004	1,984	1.0%
Austin	2,395	2,107	13.7%

Total	57,181	55,245	3.5%

Net operating income
Atlanta	24,388	21,722	12.3%
Washington, D.C.	17,993	16,730	7.5%
Dallas	17,660	15,774	12.0%
Tampa	10,709	9,923	7.9%
Charlotte	6,145	5,369	14.5%
New York	3,977	3,862	3.0%
Houston	3,960	3,394	16.7%
Orlando	3,369	3,007	12.0%
Austin	3,067	2,695	13.8%

Total same store NOI	$91,268	$82,476	10.7%

Average rental rate per unit
Atlanta	$1,177	$1,100	7.0%
Washington, D.C.	1,851	1,795	3.1%
Dallas	1,111	1,037	7.1%
Tampa	1,309	1,216	7.6%
Charlotte	1,117	1,029	8.6%
New York	3,760	3,679	2.2%
Houston	1,278	1,182	8.1%
Orlando	1,436	1,346	6.7%
Austin	1,560	1,437	8.6%
Total average rental rate per unit	1,330	1,251	6.3%

Supplemental Financial Data	23 | Page

Table 3 - Operating Community Table

	Year Completed/		Avg.	Q2 2012		Q2 2012
Market /	Year of		Unit	Avg. Monthly Rent		Average
Submarket /	Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,016	$1,605	$1.58	95.6%
Post Brookhaven®	1990-1992	735	933	1,007	1.08	96.7%
Post Chastain®	1990/2008	558	866	1,132	1.31	96.4%
Post Collier Hills® (1)(2)	1997	396	948	1,042	1.10	97.2%
Post Gardens®	1998	397	1,039	1,211	1.17	95.4%
Post Glen® (2)	1997	314	1,076	1,195	1.11	96.9%
Post Lindbergh® (1)(2)	1998	396	910	1,090	1.20	96.0%
Post Peachtree Hills®	1992-1994/2009	300	978	1,274	1.30	93.4%
Post StratfordTM	2000	250	999	1,215	1.22	96.6%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,081	1.04	97.4%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,163	1.16	95.4%

Midtown
Post ParksideTM (2)	2000	188	885	1,384	1.56	97.3%
Post Renaissance®	1992-1994	342	908	1,037	1.14	96.1%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,023	0.99	97.6%
Post Riverside®	1998	522	1,062	1,441	1.36	96.7%
Post SpringTM (2)	2000	452	977	1,020	1.04	95.8%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	1,025	1.21	94.8%
Post EastsideTM	2008	435	910	1,120	1.23	94.2%
Post Legacy (2)	2000	384	810	1,006	1.24	97.1%
Post Sierra at Frisco Bridges™	2009	268	896	1,084	1.21	96.9%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,821	1.49	98.4%
Post Cole’s CornerTM	1998	186	799	1,121	1.40	96.9%
Post GalleryTM	1999	34	2,307	2,782	1.21	96.1%
Post HeightsTM	1998-1999/2009	368	845	1,288	1.52	96.3%
Post Katy Trail™	2010	227	898	1,596	1.78	96.9%
Post MeridianTM	1991	133	780	1,255	1.61	95.1%
Post SquareTM	1996	218	863	1,245	1.44	96.4%
Post Uptown VillageTM	1995-2000	496	735	1,059	1.44	97.1%
Post VineyardTM	1996	116	733	1,112	1.52	97.0%
Post VintageTM	1993	160	750	1,136	1.51	95.7%
Post WorthingtonTM (2)	1993/2008	334	820	1,405	1.71	94.2%

Supplemental Financial Data	24 | Page

Table 3 (con’t) - Operating Community Table

	Year Completed/		Avg.	Q2 2012		Q2 2012
Market /	Year of		Unit	Avg. Monthly Rent		Average
Submarket /	Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Austin
Post Barton Creek™	1998	160	1,162	$1,599	$1.38	96.1%
Post Park Mesa™	1992	148	1,091	1,325	1.21	97.2%
Post West Austin™	2009	329	889	1,378	1.55	96.8%

Houston
Post Midtown Square®	1999-2000	529	759	1,205	1.59	98.3%
Post Rice LoftsTM	1998	308	906	1,441	1.59	96.0%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,360	1.34	97.3%
Post Harbour PlaceTM	1999-2002	578	920	1,438	1.56	97.4%
Post Hyde Park® (2)	1996-2008	467	1,011	1,394	1.38	96.8%
Post Rocky Point® (2)	1996-1998	916	1,031	1,204	1.17	95.0%

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,489	1.47	96.2%
Post ParksideTM	1999	248	852	1,388	1.63	98.9%

Charlotte
Post Ballantyne (2)	2004	323	1,252	1,084	0.87	95.5%
Post Gateway PlaceTM (2)	2000	436	806	1,046	1.30	96.0%
Post Park at Phillips Place®	1998	402	1,099	1,283	1.17	96.6%
Post Uptown PlaceTM	2000	227	800	1,080	1.35	98.4%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,705	1.73	97.2%
Post Park®	2010	396	975	1,585	1.63	95.5%

Virginia
Post Carlyle Square™	2006	205	861	2,420	2.81	98.1%
Post Corners at Trinity Centre (2)	1996	336	994	1,572	1.58	95.6%
Post Pentagon Row TM	2001	504	853	2,298	2.69	94.5%
Post Tysons Corner TM	1990	499	810	1,705	2.10	94.9%

Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	884	3,052	3.45	96.9%

New York City
Post Luminaria TM (2)(3)	2002	138	721	3,764	5.22	97.1%
Post Toscana TM (2)	2003	199	817	3,786	4.63	95.4%

1)	Communities held in unconsolidated entities.

2)	Communities encumbered by secured mortgage indebtedness.

3)	The Company owns a 68% interest in this community.

Supplemental Financial Data	25 | Page

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Six months ended June 30, 2012
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$148,449	$57,181	$91,268	61.5%	38.5%
Development and lease-up communities (2)(6)	77	238	(161)	N/A	N/A
Acquired communities	2,149	981	1,168	54.4%	45.6%
Other property segments:
Corporate apartments	3,574	3,065	509	14.2%	85.8%
Commercial	7,759	2,694	5,065	65.3%	34.7%
Corporate property management expenses (1)	—	5,709	(5,709)

	$162,008	$69,868

Consolidated property NOI (2)			$92,140

Third-party management fees			$415

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$5,709
Less: Third-party management fees	(415)

Net property management expenses	$5,294

Denominator:
Total rental and other property revenues	$162,008
Less: Corporate apartment revenues	(3,574)

Adjusted property revenues	$158,434

Net property management expenses as a percentage of adjusted property revenues	3.3%

2)	Consolidated property net operating income (“NOI”) is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income (loss).

Supplemental Financial Data	26 | Page

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Annually recurring capital expenditures by operating segment
Same store communities	$4,172	$4,301	$6,977	$6,330
Development and lease-up	—	—	—	—
Acquired communities	9	—	34	—
Other segments	357	92	469	191

Total annually recurring capital expenditures	$4,538	$4,393	$7,480	$6,521

Periodically recurring capital expenditures by operating segment
Same store communities	$1,896	$1,992	$2,427	$2,909
Development and lease-up	—	—	—	—
Acquired communities	—	—	—	—
Other segments	250	283	1,096	659

Total periodically recurring capital expenditures	$2,146	$2,275	$3,523	$3,568

Total revenue generating capital expenditures	$599	$585	$1,310	$723

Total property capital expenditures per statements of cash flows	$7,283	$7,253	$12,313	$10,812

Table 6 - Computation of Debt Ratios

(In thousands)

	As of June 30,
	2012	2011
Total real estate assets per balance sheet	$2,099,355	$2,025,740
Plus:
Company share of real estate assets held in unconsolidated entities	59,450	70,828
Company share of accumulated depreciation - assets held in unconsolidated entities	10,284	11,611
Accumulated depreciation per balance sheet	805,129	729,759

Total undepreciated real estate assets (A)	$2,974,218	$2,837,938

Total debt per balance sheet	$967,582	$1,031,878
Plus:
Company share of third party debt held in unconsolidated entities	49,531	59,601

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,017,113	$1,091,479

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	34.2%	38.5%

Total debt per balance sheet	$967,582	$1,031,878
Plus:
Company share of third party debt held in unconsolidated entities	49,531	59,601
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,060,505	$1,134,871

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	35.7%	40.0%

Supplemental Financial Data	27 | Page

Table 7 - Computation of Coverage Ratios

(In thousands)

	Six months ended June 30,
	2012	2011
Net income (loss)	$43,035	$12,847
Other non-cash (income) expense, net	2,088	1,939
Income tax expense, net	304	427
Gains on sales of real estate assets, net	(15,434)	(6,176)
Gain on sale of real estate assets - unconsolidated entity, net	(6,055)	—
Net loss on early extinguishment of indebtedness	301	—
Depreciation expense	38,838	37,560
Depreciation (company share) of assets held in unconsolidated entities	623	722
Interest expense	22,748	28,912
Interest expense (company share) of assets held in unconsolidated entities	1,356	1,718
Amortization of deferred financing costs	1,359	1,368

Income available for debt service (A)	$89,163	$79,317

Annualized income available for debt service (B)	$178,326	$158,634

Interest expense	$22,748	$28,912
Interest expense (company share) of assets held in unconsolidated entities	1,356	1,718

Adjusted interest expense (C)	24,104	30,630
Capitalized interest	3,000	1,006

Adjusted interest expense (including capitalized interest) (D)	$27,104	$31,636

Adjusted interest expense	$24,104	$30,630
Dividends to preferred shareholders	1,844	2,611

Fixed charges (E)	25,948	33,241
Capitalized interest	3,000	1,006

Fixed charges (including capitalized interest) (F)	$28,948	$34,247

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,017,113	$1,091,479

Interest coverage ratio (A÷C)	3.7x	2.6x

Interest coverage ratio (including capitalized interest) (A÷D)	3.3x	2.5x

Fixed charge coverage ratio (A÷E)	3.4x	2.4x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	3.1x	2.3x

Total debt to annualized income available for debt service ratio (G÷B)	5.7x	6.9x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

June 30, 2012
Total Company shareholders’ equity per balance sheet	$1,094,945
Plus:
Accumulated depreciation, per balance sheet	805,129
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	7,016
Less:
Deferred financing costs, net, per balance sheet	(9,982)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$1,853,716

Total common shares and units (B)	54,252

Company undepreciated book value per share (A÷B)	$34.17

Supplemental Financial Data	28 | Page